Exhibit 1.1

Execution Version

O’Reilly Automotive, Inc.

$850,000,000 4.700% Senior Notes due 2032

Underwriting Agreement

June 6, 2022

J.P. Morgan Securities LLC

and

U.S. Bancorp Investments, Inc.

As Representatives of the several Underwriters named in Schedule I hereto

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

and

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor
Charlotte, NC 28202

Ladies and Gentlemen:

O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), proposes, upon the terms and conditions set forth herein, to issue and sell $850,000,000 aggregate principal amount of its 4.700% Senior Notes due 2032 (the “Notes”) to the several underwriters named on Schedule I hereto (the “Underwriters”), for which J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc. are acting as representatives (the “Representatives”). The Notes will be issued pursuant to an indenture, dated as of May 20, 2019 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture, to be dated as of June 15, 2022 (the “Fourth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee. This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

1.             Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with each Underwriter that:

(a)             An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 (File No. 333-263144), which contains a base prospectus dated March 1, 2022 (the “Base Prospectus”) to be used in connection with the public offering and sale of the Notes, (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act. No amendment or supplement with respect to such registration statement has prior to the date of this Agreement been filed or transmitted for filing with the Commission. For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 3:00 P.M. (New York City time) on the date of this Agreement;

“Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus (as defined below), together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II, Item A hereto;

“Effective Date” means the time and date as of which the Registration Statement (as defined below) or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B(f)(2) of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 4(a) of this Agreement and substantially in the form attached in Schedule III hereto;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes, including the Final Term Sheet;

“Preliminary Prospectus” means, together with the Base Prospectus, the preliminary prospectus supplement to the Base Prospectus relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided by the Company to the Representatives for use by the Underwriters;

“Prospectus” means, together with the Base Prospectus, the final prospectus supplement relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided by the Company to the Representatives for use by the Underwriters; and

“Registration Statement” at any particular time means, collectively, the various parts of the above-referenced registration statement, each as amended as of such time, including the Preliminary Prospectus or the Prospectus, all documents incorporated by reference therein at such time and all exhibits to such registration statement, and including any information deemed to be a part thereof pursuant to Rule 430B and Rule 430C, as applicable, of the Rules and Regulations with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without a reference to a time means the Registration Statement as of the Effective Date.

Any reference to the Base Prospectus, any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.

(b)             The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or, to the knowledge of the Company, threatened by the Commission. The Company has not received from the Commission any comments on any document incorporated by reference in the Preliminary Prospectus or the Prospectus, which comments remain unresolved. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to the use of the automatic shelf registration statement form.

(c)             At the time of filing of the Registration Statement, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.

(d)             The Registration Statement conformed in all material respects on the Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed as of its date, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof except for a Current Report on Form 8-K regarding the offering contemplated hereby and any documents required to be filed pursuant to Section 4 hereof.

(e)             The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(f)              The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(g)             The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus, and any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(h)             Each of the Company and its Subsidiaries (as defined below) (a) have been duly organized and are validly existing and in good standing as a corporation or other business entity under the laws of their respective jurisdictions of incorporation or organization, with all power and authority necessary to conduct the business in which each is engaged or to own or lease their respective properties and (b) are duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective business requires such qualification, except, with regard to clauses (a) and (b), where the failure would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, the Indenture or the Notes, as applicable (a “Material Adverse Effect”).

(i)              All of the outstanding shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Disclosure Package and the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)              This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by considerations of public policy.

(k)             The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company; and the Fourth Supplemental Indenture has been duly authorized by the Company and, upon its execution and delivery on the Closing Date, will have been duly executed and delivered; and, assuming due authorization, execution and delivery by the Trustee, on the Closing Date the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms in all material respects to the description thereof in the Disclosure Package and the Prospectus.

(l)              The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes conform, or will conform, in all material respects to the description thereof in the Disclosure Package and the Prospectus.

(m)            None of the execution or delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby, the execution and delivery of the Fourth Supplemental Indenture and the Notes by the Company or compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes, as applicable, will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company or its Subsidiaries under (i) the certificate of incorporation, by-laws, partnership agreement or other constitutive documents of the Company or its Subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, or (iii) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, except, with respect to clauses (ii) and (iii), breaches, violations, defaults or the creation or imposition of claims liens, encumbrances or security interests that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)             Neither the filing of the Registration Statement, the Preliminary Prospectus or the Prospectus nor the offer or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

(o)             Neither the Company nor any of its Subsidiaries (i) is in violation or breach of its certificate of incorporation, by-laws, partnership agreement or other constitutive documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary for the conduct of its business or the ownership or holding of its property, except in the case of clauses (ii), (iii) and (iv), to the extent any such violation, breach, default or failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)             No consent, approval, order or authorization of any governmental agency or body or court is required in connection with the issuance and sale of the Notes as contemplated by this Agreement, the Indenture or the Notes, except for consents, approvals, orders and authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except, further, for such consents, approvals, orders and authorizations which have been obtained and are in full force and effect.

(q)             Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, and except as disclosed in the Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its Subsidiaries taken as a whole, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)             Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, and except as disclosed in the Disclosure Package and the Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)             The Company has an authorized capitalization as of March 31, 2022 as set forth in the column entitled “Actual” under “Capitalization” in the Disclosure Package and the Prospectus.

(t)             The financial statements and the notes thereto included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated and comply as to form in all material respects with the requirements of Regulation S-X of the Commission, in each case except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly in all materials respects the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)             Ernst & Young LLP, which has certified certain consolidated financial statements of the Company and its subsidiaries, and which has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(v)             The Company is not, and immediately after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)             There is no litigation or legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property or assets of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which (i) if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Prospectus or (ii) is required to be disclosed in the Preliminary Prospectus and the Prospectus and is not disclosed.

(x)             The Company has not taken, directly or indirectly, any action designed to cause or result in, or which could reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(y)             The statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(z)             Except as described in the Disclosure Package and the Prospectus, no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)           (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)          The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, except to the extent that any failure to so file or pay would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any tax deficiencies that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)           Except as described in the Disclosure Package and the Prospectus, the Company and each of its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights necessary for the conduct of their respective businesses as described in the Disclosure Package and the Prospectus and have not received any notice of any claim of conflict with, any such rights of others.

(ee)           Except as described in the Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its Subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the Company and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (C) none of the Company or its Subsidiaries anticipates material capital expenditures relating to Environmental Laws that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg)          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive country- or territory-wide Sanctions, including, without limitation, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation will result in a violation of Sanctions (including, without limitation, by the Underwriters), (ii) to fund or facilitate any activities of or business that will result in a violation of Sanctions (including, without limitation, by the Underwriters) or (iii) in any other manner that will result in a violation by any person or entity (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii)             There is, and has been, no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(jj)             The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company’s internal control over financial reporting is effective, and the Company is not aware (whether or not remediated) of any material weaknesses or except as otherwise disclosed to the Underwriters, significant deficiencies in its internal control over financial reporting.

(kk)           Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (i)(x) there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ll)             The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed, and are effective, to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2.             Purchase of the Notes by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company hereby agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 99.034% of the principal amount thereof, plus accrued interest, if any, from June 15, 2022, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto, together with any additional Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 of this Agreement.

3.             Delivery of and Payment for Notes. Delivery of the Notes will be made at the offices of Sidley Austin LLP, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., New York City time, on June 15, 2022 or on such later date after such date as may be determined by the Representatives and the Company (the “Closing Date”).

Delivery of the Notes will be made to the Representatives, or the Trustee as custodian for The Depository Trust Company (“DTC”), by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes will be made through the facilities of DTC unless the Representatives otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4.             Covenants of the Company. The Company covenants and agrees with each Underwriter that:

(a)             The Company (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus has been filed; (iv) will prepare the Final Term Sheet, substantially in the form of Schedule III hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; (v) will advise the Representatives promptly after it receives notice thereof, in each case, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use its reasonable best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b)             If, at any time prior to completion of the distribution of the Notes, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of the Representatives or counsel for the Underwriters, should be set forth in the Disclosure Package or the Prospectus so that the Disclosure Package or the Prospectus, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Disclosure Package or the Prospectus in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Representatives and counsel for the Underwriters a reasonable number of copies thereof.

(c)             The Company will furnish to each of the Representatives and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (other than any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(d)             During the period in which the Prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representatives and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(e)             As soon as practicable, the Company will make generally available to its security holders and the Underwriters an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(f)              The Company agrees, whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, to pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(l) hereof and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and reasonable expenses of counsel to the Underwriters); (vi) any rating of the Notes by rating agencies; (vii) the reasonable fees and expenses of counsel for the Underwriters in connection with its review of the offering’s compliance with FINRA rules and the filing fees incident to FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Notes (it being understood that the expenses described in clause (v) and this clause (vii) of this Section 4(f) shall not exceed, in the aggregate, $10,000); (viii) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (ix) any “road show” or other investor presentations relating to the offering of the Notes; and (x) otherwise incident to the performance by the Company of its obligations hereunder for which provision is not otherwise made in this Section 4(f). It is understood, however, that, except as provided in this Section 4(f) or Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Notes.

(g)             Until completion of the distribution of the Notes, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(h)             The Company will apply the net proceeds from the sale of the Notes in the manner set forth in the Preliminary Prospectus and the Prospectus.

(i)              During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms thereof).

(j)              The Company will pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(k)             If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representatives and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will not file any amendment or supplement to such prospectus, which filing is not consented to by the Representatives promptly after reasonable notice thereof (such consent not to be unreasonably withheld or delayed).

(l)              The Company will cooperate with the Representatives and with counsel to the Underwriters in connection with the qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in no event will the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(m)            The Company will not take, directly or indirectly, any action designed to cause or result in, or which could reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(n)             The Company will comply with all agreements set forth in the representation letter of the Company to DTC relating to the acceptance of the Notes for “book-entry” transfer through the facilities of DTC.

5.             Free Writing Prospectuses.

(a)             The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date, include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the Disclosure Package, did not, as of its issue date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(b)             Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives.

(c)             The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs or the Company becomes aware of information as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would, when considered together with the information contained in the Disclosure Package, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, untrue statement or omission.

6.             Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)             The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made by the Company without the consent of the Representatives (such consent not to be unreasonably withheld or delayed); no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or, to the knowledge of the Company, threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives, allowing a reasonably practicable amount of time to respond, and the Company will consider and address any reasonable comments from the Representatives with respect to any such request.

(b)             No Underwriter shall have been advised by the Company, or shall have discovered and disclosed to the Company, that (i) the Registration Statement at the Effective Date, (ii) the Preliminary Prospectus or any Issuer Free Writing Prospectus (each when taken together with the Disclosure Package) at the Applicable Time, or (iii) the Prospectus or any amendment or supplement thereto as of its date or the Closing Date, in any case, contains or contained an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement, in the light of the circumstances under which they were made) not misleading; provided, however, that the foregoing shall not apply to information contained in or omitted from the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(c)             The Representatives shall have received from Sidley Austin LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Notes, Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d)             The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, the opinion or opinions, and negative assurance letter addressed to the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

(e)             The Representatives shall have received from Shook, Hardy & Bacon L.L.P., Missouri counsel for the Company, the opinion, addressed to the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

(f)             The Representatives shall have received from Jeffrey L. Groves, General Counsel to the Company, the opinion, addressed to the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

(g)             The Representatives shall have received a certificate, dated the Closing Date, signed by the Chairman of the Board or the Chief Executive Officer or any Executive or Senior Vice President of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company, or other officers of the Company satisfactory to the Representatives, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto; (iii) the signers of such certificate have carefully examined the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference into the Preliminary Prospectus and the Prospectus), and, in their opinion, (x) the Registration Statement as of the Effective Date, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (y) the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and, on the Closing Date, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) no event contemplated by Section 6(h) hereof has occurred.

(h)             Except as described in the Preliminary Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes on the terms and in the manner contemplated in the Prospectus.

(i)              Concurrently with the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, the Company’s independent registered public accounting firm, a “comfort” letter (the “initial comfort letter”) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three Business Days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j)              The Representatives shall have received a “bring-down comfort” letter (the “bring-down comfort letter”) from Ernst & Young LLP, the Company’s independent registered public accounting firm, addressed to the Representatives on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three Business Days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letter.

(k)             Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Rule 3(a)(62) under the Exchange Act), and (ii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications.

(l)              Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market or in the over-the-counter market, or trading in any securities of the Company or any of its subsidiaries on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) a material disruption in commercial banking or securities settlement or clearance services; (iv) the United States shall have become engaged in hostilities after the date hereof, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Notes or on the terms and in the manner contemplated in the Prospectus.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and documents and such additional documents or certificates reasonably requested by the Representatives or counsel for the Underwriters in such number as the Representatives will reasonably request.

7.             Indemnification and Contribution. (a)  The Company will indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement contained in or the omission or alleged omission to state in (i) the Registration Statement, as amended or supplemented, a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus, the Prospectus as amended or supplemented, the Disclosure Package, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company will not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, expressly for use therein (which information is specified in Section 12 hereof).

(b)             Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement contained in or the omission or alleged omission to state in (i) the Registration Statement, as amended or supplemented, a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus, the Prospectus as amended or supplemented, the Disclosure Package, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of such Underwriter, expressly for use therein (which information is specified in Section 12 hereof).

(c)             Promptly after receipt by any indemnified party under Section 7(a) or 7(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against one or more of the indemnifying parties under such subsection, notify each indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify each such indemnifying party will not relieve it from any liability which it may have under this Section 7, except to the extent it has been prejudiced in any material respect by such failure, or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action will be brought against any indemnified party, and it notifies each indemnifying party thereof, each such indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with each other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from each indemnifying party to the indemnified party of its election to assume the defense of such claim or action, each such indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that (A) the Underwriters will have the right to employ a single counsel (plus a single local counsel in each different jurisdiction) to represent jointly the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under Section 7(a) if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriters will have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company, and in the judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel satisfactory to the Underwriters, in which event the fees and expenses of such separate counsel will be paid by the Company, and (B) if the Company is the indemnified party, the Company will have the right to employ a single counsel (plus a single local counsel in each different jurisdiction) to represent the Company who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Company against the Underwriters under Section 7(b) if (i) the employment thereof has been specifically authorized by the Underwriters, in writing, (ii) the Company will have been advised by counsel that there may be one or more legal defenses available to the Company which are different from or additional to those available to the Underwriters, and in the judgment of such counsel it is advisable for the Company to employ separate counsel or (iii) the Underwriters have failed to assume the defense of such action and employ counsel satisfactory to the Company, in which event the fees and expenses of such separate counsel will be paid by the Underwriters. No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld or delayed), but if settled with the consent of each indemnifying party or if there be a final judgment for the plaintiff in any such action, each such indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)             If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).

(e)             The obligations of the Company under this Section 7 will be in addition to any liability that the Company may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 7, to the respective officers, directors and affiliates of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

8.             Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.

If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Notes of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order that the Company may effect any changes that may be necessary in the Registration Statement, the Disclosure Package or the Prospectus or in any other document or agreement, and the Company agrees to file promptly any amendments or any supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the opinion of the Representatives, may thereby be made necessary.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

9.             Termination. Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) any of the events described in Sections 6(k) and 6(l) of this Agreement shall have occurred, or (ii) any other condition to the Underwriters’ obligations hereunder is not fulfilled when and as required to be fulfilled. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(f) and 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 of this Agreement in writing or by facsimile or telephone, and if by facsimile or telephone, will be immediately confirmed in writing.

10.           Survival of Certain Provisions. The agreements contained in Section 7 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 1 and 4 of this Agreement will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

11.           Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing by mail, telex or facsimile transmission addressed to the Company at 233 South Patterson, Springfield, Missouri, 65802, facsimile number (417) 829-5726, Attention: General Counsel, and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to the Representatives in care of (i) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor (fax (212) 834-6081); and (ii) U.S. Bancorp Investments, Inc., 214 N. Tryon St., Charlotte, North Carolina 28202, Attention: Credit Fixed Income.

12.           Information Furnished by Underwriters. The Underwriters severally confirm that the statements regarding (i) the delivery of the Notes by the Underwriters set forth on the cover page of, (ii) the list of names of each of the Underwriters appearing in the table under the first paragraph under the caption “Underwriting (Conflicts of Interest)” in, (iii) the third paragraph under the caption “Underwriting (Conflicts of Interest)” in, (iv) the subsection entitled “Price Stabilization, Short Positions and Penalty Bids” appearing under the caption “Underwriting (Conflicts of Interest)” (other than the final paragraph thereof) in, and (v) the second paragraph of the subsection “Conflicts of Interest” appearing under the caption “Underwriting (Conflicts of Interest)” in, the Preliminary Prospectus constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters, referred to in Sections 1(e), 1(f), 1(g), 5(a), 6(b), 7(a) and 7(b) of this Agreement.

13.           Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.           Nature of Relationship. The Company acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15.           Parties. This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of the officers, directors and affiliates of the Underwriters and any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnification agreement of the Underwriters contained in Section 7 of this Agreement will be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.           Certain Defined Terms. For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City and (b) “Subsidiary” means “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X.

17.           Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.

18.           Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.           Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.           Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21.           Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Pages Follow]

Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

O’REILLY AUTOMOTIVE, INC.

By:	/s/ Jeremy Fletcher
	Name:	Jeremy Fletcher
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Confirmed and accepted as of the date first above mentioned

J.P. Morgan Securities LLC,

and

U.S. Bancorp Investments, Inc.,

As Representatives of the several Underwriters named in Schedule I hereto

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
	Name:	Chris Cicoletti
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
J.P. Morgan Securities LLC	$153,000,000
U.S. Bancorp Investments, Inc.	$153,000,000
BofA Securities, Inc.	$114,750,000
Truist Securities, Inc.	$114,750,000
PNC Capital Markets LLC	$55,250,000
TD Securities (USA) LLC	$55,250,000
Regions Securities LLC	$42,500,000
BNP Paribas Securities Corp.	$34,000,000
Huntington Securities, Inc.	$34,000,000
Capital One Securities, Inc.	$25,500,000
Citizens Capital Markets, Inc.	$25,500,000
Mizuho Securities USA LLC	$21,250,000
MUFG Securities Americas Inc.	$21,250,000
Total	$850,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

A.	Issuer Free Writing Prospectuses included in the Disclosure Package:

•	Term Sheet containing the terms set forth in Schedule III hereto.

SCHEDULE III

FINAL TERM SHEET

[Attached]

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-263144

O’REILLY AUTOMOTIVE, INC.

$850,000,000 4.700% Senior Notes due 2032

June 6, 2022

Term Sheet

Issuer	O’Reilly Automotive, Inc.

Description of Security	4.700% Senior Notes due 2032

Security Type	Senior Notes

Legal Format	SEC Registered

Trade Date	June 6, 2022

Settlement Date	June 15, 2022 (T+7)

Principal Amount	$850,000,000

Maturity Date	June 15, 2032

Interest Payment Dates	Semi-annually on June 15 and December 15, commencing on December 15, 2022

Coupon	4.700%

Benchmark Treasury	2.875% due May 15, 2032

Benchmark Treasury Price / Yield	98-19 / 3.040%

Spread to Benchmark Treasury	+170 basis points

Yield to Maturity	4.740%

Public Offering Price	99.684% of the principal amount

Optional Redemption	Prior to March 15, 2032, redeemable, in whole, at any time, or in part, from time to time, at the Company’s option, for cash, at a redemption price, plus accrued and unpaid interest to, but not including, the redemption date, equal to the greater of (1) 100% of the principal amount thereof, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been due if the notes matured on March 15, 2032, not including accrued and unpaid interest to, but not including, the date of redemption, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 30 basis points.

On or after March 15, 2032, redeemable, in whole at any time or in part from time to time, at the Company’s option, for cash, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date.

CUSIP Number	67103H AL1

ISIN	US67103HAL15

Joint Book-Running Managers	J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.
BofA Securities, Inc.
Truist Securities, Inc.

Senior Co-Managers	PNC Capital Markets LLC
TD Securities (USA) LLC

Co-Managers	BNP Paribas Securities Corp.
Capital One Securities, Inc.
Citizens Capital Markets, Inc.
Huntington Securities, Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Regions Securities LLC

We expect that delivery of the notes will be made to investors on or about June 15, 2022, which will be the 7th business day following the date of the prospectus supplement (such settlement being referred to as “T+7”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes before the second business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for this offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC web site at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from J.P. Morgan Securities LLC, collect at 1-212-834-4533 or U.S. Bancorp Investments, Inc., toll-free at 1-877-558-2607.

Term Sheet dated June 6, 2022 to the Preliminary Prospectus Supplement dated June 6, 2022, and the accompanying Prospectus dated March 1, 2022 (together, the “Preliminary Prospectus”) of O’Reilly Automotive, Inc. The information in this Term Sheet supplements the Preliminary Prospectus and supersedes the information in the Preliminary Prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus. This Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus. Financial information presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the changes described herein. This pricing term sheet should be read together with the Preliminary Prospectus, including the documents incorporated by reference therein, before making a decision in connection with an investment in the securities. Capitalized terms used in this Term Sheet but not defined have the meanings given them in the Preliminary Prospectus.